SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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WATERBANK OF AMERICA (USA) INC.
(Name of Registrant as Specified in its Charter)

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Contact Persons:

Leonard W. Burningham, Esq.
Branden T. Burningham, Esq.
Suite 205, 455 East 500 South Street
Salt Lake City, Utah 84111

Tel: 801-363-7411; Fax: 801-355-7126

WATERBANK OF AMERICA (USA), INC.
P. O. Box 304
Pointe Claire, Quebec

Canada H9R 4P3
(514) 518-0164

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the stockholders  of Waterbank of America (USA) Inc., a Utah corporation (the “Company,“ “Waterbank,” “we,” “our” or “us” or words or similar import) regarding resolutions to:  (i)  file with the Utah Division of Corporations a Certificate of Amendment changing the Company’s name to “Global Water Asset Corporation” (the “Name Change”); (ii) effect a reverse split of the Company’s outstanding shares of common stock on the basis of one for 45, while retaining the current authorized shares and the par value of one mill ($0.001) per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the Company, and with all fractional shares to be rounded up to the nearest whole share (the “Reverse Split”); and (iii) issue an aggregate of 377,780 post-Reverse Split shares of the Company’s common stock pursuant to an Extension Agreement dated as of December 31, 2008 (the “Stock Issuance”) as amended. These resolutions were adopted effective as of April 17, 2009, by Michel Pelletier, who is our Chief Executive Officer and sole current director, and certain Company stockholders who collectively own in excess of 56% of our outstanding voting securities (the “Majority Stockholders”) in accordance with applicable provisions of the Utah Revised Business Corporation Act (the “Utah Act”).

It is anticipated that all delinquent reports that the Company is required to file under Section 13 of the Exchange Act will be filed with the Commission on or about August 31, 2009.  The matters covered hereby are essential for the Company to obtain additional directors and potential financing for its contemplated business operations.  See Items 2 and 3 below.

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Vote Required for Approval

Both Section 16-10a-621 of the Utah Act and Article VI of the Company’s Articles of Incorporation authorize the Board of Directors of a Utah corporation to issue shares.  In addition, Articles XII and XIII of the Company’s Articles of Incorporation authorize the Board of Directors to effectuate forward and reverse splits and to change the Company’s name without stockholder approval.  However, because Section 16-10a-803 of the Utah Act requires a Utah corporation to have a minimum of three directors, and the Company currently has only one director, Mr. Pelletier believed that it would be in Waterbank’s best interests to ensure the validity of these actions by obtaining the approval of the Majority Stockholders, in addition to his own approval as the Company’s sole director.

The Name Change, the Reverse Split and the Stock Issuance were adopted by the Majority Stockholders in accordance with Section 16-10a-704 (entitled “Action without meeting”) of the Utah Act. See the caption “Voting Securities and Principal Holders Thereof” herein. Section 16-10a-704 of the Utah Act provides that persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a formal shareholder meeting by written consent.  This is also consistent with Section 2.11 of the Company’s Bylaws, as amended on April 26, 2004.

The Majority Stockholders, who have consented in writing to approve each of the above-referenced items, collectively own approximately 56.2% of our issued and outstanding common stock., and the Company has no outstanding voting securities aside from its common stock.  Accordingly, no additional votes are required or necessary to adopt the matters covered herein, and none are being solicited hereunder.

Effective Date of Actions

Section 16-10a-704 of the Utah Act requires that a Utah corporation give to the non-consenting stockholders at least 10 days’ notice of any matter that has been adopted by the stockholders without a meeting and without unanimous consent. Pursuant to Reg. Sections 240.14c-2(d) and 240.14a-16(b) of the Securities and Exchange Commission (the “Commission”), these actions will not be effective until 40 calendar days after the mailing date of the Company’s Notice of Internet Availability of Information Statement, as discussed immediately below.

Important Notice of Internet Availability of Information Statement and Related Materials

As permitted by the federal securities laws, Waterbank is making this Information Statement available to our stockholders primarily via the Internet instead of mailing printed copies of these materials to each stockholder. On or about July 9, 2009, we intend to mail to our stockholders (other than those who request electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access this Information Statement. This Information Statement is available for viewing on the Internet at :  http://www.globalwaterasset.com.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail unless you request printed materials. If you wish to receive printed materials, you should follow the instructions for requesting such materials contained in the Notice.

Each of the aforementioned items is outlined below and will become effective on a date that is at least 40 days from the mailing of the Notice of Internet Availability to our stockholders, which is anticipated to be August 18, 2009.  These are the only matters covered by this Information Statement.

DISSENTERS’ RIGHTS OF APPRAISAL

The Utah Act does not provide any dissenters’ rights with respect to any of the above-referenced items.  Therefore, no dissenters’ rights of appraisal will be given in connection therewith.

ITEM NO. 1

NAME CHANGE TO “GLOBAL WATER ASSET CORPORATION”

Michel Pelletier, who is our Chief Executive Officer and our sole current director, and the Majority Stockholders have adopted a resolution to amend the Company’s Articles of Incorporation to change its name to “Global Water Asset Corporation.”  This name has been reserved with the Utah Department of Commerce. The Name Change will take effect upon the filing of such amendment with the Utah Division of Corporations.  The Company will make this filing as soon as practicable, but no earlier than 40 days after the mailing date of the Notice of Internet Availability.

Mr. Pelletier and the Majority Stockholders believe that the Name Change is in the Company’s best interests because the current name, “Waterbank of America (USA) Inc.” incorrectly implies that the Company has operations in the United States.  The Company no longer has any operations in the United States, and Mr. Pelletier and the Majority Stockholders wish to change its name to reflect this fact.  The amendment will not have any material effect on the Company’s business operations, reporting requirements or stock price.  Stock certificates representing shares that are issued or transferred after the effective date of the Name Change will reflect the Company’s new name.  However, our stockholders do not need to take any action with respect to the Name Change.

ITEM NO. 2

REVERSE SPLIT ON THE BASIS OF ONE SHARE FOR 45

Effective as of April 17, 2009, our Board of Directors and the Majority Stockholders voted to effectuate the Reverse Split, by which we will effect a reverse split of the Company’s outstanding shares of common stock on the basis of one for 45, while retaining the current authorized shares and the par value of one mill ($0.001) per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the Company, and with all fractional shares to be rounded up to the nearest whole share.  The Reverse Split will become effective at the earliest practicable date, but no earlier than 40 days after the mailing date of the Notice of Internet Availability to our stockholders.

Our stockholders do not need to take any action in connection with the Reverse Split.

Principal Effects of the Reverse Split

Immediately after the completion of the Reverse Split, each Company stockholder will hold one share of our common stock for every 45 shares held immediately prior thereto, and any resulting fractional shares will be rounded up to the nearest whole share.  Subject to this rounding provision, the Reverse Split will not result in any change in the relative equity position or voting power of our common stockholders.  Based on a total of 43,958.206 shares outstanding as of June 25, 2009, and taking into account the upward rounding of fractional shares, there will be approximately 976,940 outstanding shares of our common stock immediately after the Reverse Split.

The Company’s market capitalization will remain the same upon completion of the Reverse Split; i.e., the price of the common stock as quoted on The Pink OTC Markets, Inc. (“The Pink Sheets”) is expected to be adjusted upward in an amount that is commensurate with the Reverse Split ratio.  However, the Company cannot provide any assurance that such stock price will remain at this level for any period of time following the completion of the Reverse Split as there is no established trading market for the Company’s common stock. The Company’s common stock is currently quoted in The Pink Sheets, though there is little if any trading activity in these shares.   The Company does not expect that the Reverse Split will have any material long-term effect on the limited market for its common stock.

In addition, the Company will obtain a new Cusip number and a new trading symbol reflecting the Name Change and the Reverse Split.

Purposes of the Reverse Split

The Company is authorized to issue 70 million shares of common stock and there are currently 43,958,206 such shares outstanding.  This figure represents approximately 63% of our authorized shares of common stock.  We are currently analyzing ways to restructure our outstanding debt, including the possibility of converting a portion of such debt into shares of our common stock or preferred stock convertible into common stock.  We have not yet begun discussions with our lenders in this regard, but the Company believes that a substantial reduction in its outstanding shares is a prerequisite to the commencement of such discussions.  The availability of a large number of authorized but unissued shares would also facilitate any future debt or equity financings that the Company may choose to conduct in the future.  However, we can not provide any assurance that we will be successful in any efforts to restructure our outstanding debt or to complete any debt or equity financings in the future.

Under Section 12(g)(4) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), an issuer whose securities are registered under Section 12 of the Exchange Act and that has fewer than 300 record stockholders may terminate its Section 12 registration and its obligation to file periodic reports with the Commission. However, the Reverse Split will not have any material effect on the Company’s obligation in this regard, since the Company already had fewer than 300 record stockholders as of the record date for determining stockholders who are entitled to notice of the Reverse Split.  Moreover, the Reverse Split is not intended to reduce the number of the Company’s record stockholders below this 300 stockholder threshold, and we intend to continue filing periodic reports with the Commission for the foreseeable future.  It is anticipated that all delinquent reports that the Company is required to file under Section 13 of the Exchange Act will be filed with the Commission on or about August 31, 2009.

Federal Tax Implications of the Reverse Split

The Company believes that the effectuation of the Reverse Split will be a tax-free transaction under the Internal Revenue Code of 1986, as amended.   However, this discussion is not intended as tax or investment advice.  Stockholders should consult their own tax advisers to determine the federal, state, local and/or foreign tax consequences relevant to their individual circumstances.

ITEM NO. 3

 STOCK ISSUANCE

From time to time during the calendar years ended December 31, 2007, and 2008, the Company issued promissory notes (collectively, the “Notes”) to the following three investors:  (i) Forstar Capital Advisers Inc. in its capacity as Bare Trustee (“Forstar”); (ii) Vicis Capital Master Fund (“Vicis”); and (iii) Cipher 06 LLC (“Cipher”) (Forstar, Vicis and Cipher are referred to collectively herein as the “Lenders”).  Each of the Notes bore a maturity date of December 31, 2008.  Neither Michel Pelletier nor 3841944 Canada Inc., which beneficially owns approximately 18% of Waterbank’s outstanding shares, has any affiliate relationship with any of the Lenders.

Under the terms of an Extension Agreement made as of December 31, 2008, each of the Lenders agreed to extend the maturity date of its Notes to May 31, 2009 (subject to termination of the Extension Agreement in the even of certain events of default).  In consideration of such extension, the Company agreed to issue to each of the Lenders the number of post-Reverse Split shares of common stock indicated opposite its name below:

No. of Shares

Lender

to be Issued

Forstar

109,180

Vicis

243,060

Cipher

  25,540

Total

377,780

Management believed that the execution of the Extension Agreement was in the Company’s best interests because it allowed the Company an additional five months to pay the outstanding principal and interest on the Notes.  As of June 25, 2009, the outstanding principal and accrued interest on the Notes totaled $4,908,955.18.  These Notes have now been extended to August 30, 2009.

Effective as of April 17, 2009, Michel Pelletier, who is the Company’s Chief Executive Officer and its sole director, and the Majority Stockholders, resolved to issue a total of 377,780 post-Reverse Split shares of common stock to the Lenders under the terms of the Extension Agreement, with all such shares to be deemed fully-paid and non-assessable and exempt from the provisions of the Utah Control Share Acquisitions Act.

Under Section 16-10a-621 of the Utah Act, and Article VI of its Articles of Incorporation, the Company’s Board of Directors may authorize the issuance of common stock without stockholder approval.  However, because the Board of Directors currently consists of fewer than the statutorily required three members, Mr. Pelletier determined that it was in the best interest of the Company to obtain the approval of the Majority Stockholders as well.

Other than Mr. Pelletier, the Company has not been able to attract suitable candidates to serve on its Board of Directors due to its need for additional funding and its consequent lack of director and officer liability insurance coverage for its Board members.  Each of the matters discussed herein is intended to facilitate such funding, which we believe will be crucial in attracting qualified candidates for our Board of Directors.  Once these matters are effective and all delinquent reports that the Company is required to file  with the Commission under Section 13 of the Exchange Act are filed, the Company believes that it will be in a position to attract suitable candidates to serve on its Board of Directors.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the above-referenced items that is not shared by all stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

Waterbank’s authorized common stock consists of 70 million shares with a par value of one mill ($0.001) per share.  Each outstanding share of common stock is entitled to one vote of each matter submitted to a vote of stockholders.  Pursuant to Section 16-10a-725 of the Utah Act, the attendance, in person or by proxy, of a majority of the total voting power of our outstanding shares shall constitute a quorum at any meeting of stockholders.  If a quorum is present, Section 16-10a-725 also provides that the affirmative vote of a majority of the voting power represented at a meeting shall constitute action by the stockholders.  Our common stockholders do not have any pre-emptive rights to acquire unissued shares and they are not entitled to vote cumulatively in elections of our directors.

The securities that would have been entitled to vote if a vote on the above items was required to have been held consist of shares of our common stock.  Each share of our common stock is entitled to one vote.  At the time of the effective date of the written consent of the Majority Stockholders, or April 17, 2009, there were 43,458,206 shares of our common stock outstanding.  All stockholders of record as of June 25, 2009, will be provided with the Notice of Internet Availability of Information Statement or a copy of the Information Statement, as applicable.

Security Ownership of Certain Beneficial Owners.

The following tables set forth the share holdings of our directors and executive officers and those persons who own more than five percent of our common stock as of the date of this Information Statement:

FIVE PERCENT STOCKHOLDER

Name and Address of

Stockholder

Common Stock         Percentage

3841944 Canada Inc.*

 7,906,139

                 18.0%

Attn:  Charles Sauve

Felmand Rolland

1170 Frere Andre

2e etage

Montreal, Quebec

H3B 3C6

*  3841944 Canada Inc. is beneficially owned by members of the Pelletier family.  Michel Pelletier disclaims any beneficial ownership interest in 3841944 Canada Inc.

DIRECTORS AND EXECUTIVE OFFICERS

Name and Title

Common Stock        Percentage

Michel Pelletier,

  106,396*

        0.2%*

Chief Executive Officer and Director

P. O. Box 304
Pointe Claire, Quebec

Canada H9R 4P3

*  This figure consists of 106,396 shares issuable upon exercise of currently outstanding options to  purchase shares of Waterbank’s common stock at an exercise price of $0.25, and which will expire on October 31, 2009.

Unless otherwise noted above, Waterbank believes that all persons named in the tables have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that any warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY HAVE CONSENTED TO THE NAME CHANGE, THE REVERSE SPLIT AND THE STOCK ISSUANCE AS OUTLINED ABOVE.  THE MAJORITY STOCKHOLDERS OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE MATTERS UNDER THE UTAH ACT, AND THEY HAVE DONE SO.  NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

     BY ORDER OF THE BOARD OF DIRECTORS

July 9, 2009

           MICHEL PELLETIER, CHIEF EXECUTIVE OFFICER

Waterbank of  America (USA) Inc.

Important Notice

Regarding the Availability of Information Statement

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, Waterbank of America (USA) Inc., a Utah corporation (the “Company”), has elected to provide Internet access to its information statement rather than mailing paper copies.  This reduces postage, printing expenses, and unnecessary paper waste.

This communication presents only an overview of the more complete information statement that is available to you on the Internet. We encourage you to access and review all of the important information contained in these materials.

How to Access the Information Statement

The information statement is available online at: www.globalwaterasset.com

If you want to receive a paper or e-mail copy of this document, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before July 15, 2009, to facilitate timely delivery.

TO ORDER A PAPER OR E-MAIL COPY OF THESE MATERIALS:

1.

Call Waterbank at (514) 518-0164

2.

Visit our website at www.globalwaterasset.com.

3.

Send us an email at mpp@globalwaterasset.com.  Please clearly state name and address or email address to which the material should be sent.

Effective as of April 17, 2009, certain stockholders who collectively beneficially own 24,711,869 shares, or approximately 56.2% of Waterbank’s outstanding shares of common stock (the “Majority Stockholders”), voted:

1.  To file with the Utah Division of Corporations a Certificate of Amendment changing the Company’s name to “Global Water Asset Corporation” (the “Name Change”);

2.  To effect a reverse split of the Company’s outstanding shares of common stock on the basis of one for 45, while retaining the current authorized shares and the par value of one mill ($0.001) per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the Company, and with all fractional shares to be rounded up to the nearest whole share (the “Reverse Split”); and

3.  To issue an aggregate of 377,780 post-Reverse Split shares of the Company’s common stock pursuant to an Extension Agreement dated as of December 31, 2008.

The Majority Stockholders owned in excess of the required number of our outstanding voting securities to adopt these actions under Utah law, and have done so. No further consents, votes or proxies are needed and none are being requested.

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